UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 26, 2014

(Date of earliest event reported)

REVA MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54192	33-0810505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5751 Copley Drive, San Diego, CA	92111
(Address of principal executive offices)	(Zip Code)

(858) 966-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On March 26, 2014, REVA Medical, Inc. (“REVA” or the “Company”) announced it has positioned the Company to fast track the development of its breakthrough “thin-strut” fully bioresorbable scaffold family, Fantom™. The Fantom scaffold is made from a single piece of REVA’s proprietary high performance desominotryosine polycarbonate polymer. Fantom is both less complex to manufacture, and results in coronary scaffolds that are smaller and stronger, than REVA’s current ReZolve™ platform.

As part of the plan to focus on Fantom, REVA will cease expending further resources on ReZolve, other than to follow patients in the RESTORE CE Mark trial, by focusing all Company resources on preparing Fantom for human studies. The Company has effected a reduction in force of personnel not essential to the development of Fantom. First human implants of Fantom are planned for later this year. The announcement issued by REVA is attached hereto as Exhibit 99.1 and will be posted under the Investor Relations section of REVA’s website at www.revamedical.com.

Limitation of Incorporation by Reference

In accordance with General Instruction B.2. of Form 8-K, this information including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report on Form 8-K will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Announcement entitled, REVA to Focus on Breakthrough Scaffold: Fantom™

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REVA Medical, Inc.

Date: March 27, 2014	/s/ Katrina L. Thompson
Katrina L. Thompson
Chief Financial Officer
(principal financial and accounting officer)

Index to Exhibits

Exhibit Number	Description of Exhibits

99.1	Announcement entitled, REVA to Focus on Breakthrough Scaffold: Fantom™